Exhibit 10.31.8

SIXTH AMENDMENT TO ADDENDUM TO MORTGAGE SELLING AND

SERVICING CONTRACT (EAF Agreement)

This Sixth Amendment (the “Sixth Amendment”) to that Addendum To Mortgage Selling and Servicing Contract dated effective as of July 1, 2012 (the “EAF Agreement”) by and between FANNIE MAE, a corporation organized and existing under the laws of the United States (“Fannie Mae”) and GREEN TREE SERVICING LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Servicer”), is hereby mutually agreed upon and entered into effective December 31, 2013.

WITNESSETH:

WHEREAS, Fannie Mae and Servicer desire to extend the Early Reimbursement Period during which Fannie Mae will make payment of certain Periodic Early Reimbursement Amounts under the EAF Agreement, and to make certain other amendments to the EAF Agreement;

NOW, THEREFORE, in consideration of the mutual premises, covenants and conditions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon terms and subject to the conditions set forth herein, Fannie Mae and Servicer agree as follows:

Section 1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the EAF Agreement, as amended hereby, are used herein as therein defined.

Section 2. Early Reimbursement Period. The time period during which Fannie Mae will make payment of Periodic Reimbursement Amounts identified in the section of the EAF Agreement titled “Early Reimbursement Period” shall be extended from December 31, 2013 to “March 31, 2014.”

Section 3. Renewal/Amendment Fee. One half percent (0.500%) per annum of the Early Reimbursement Amount Limit, prorated from December 31, 2013 to the scheduled end of the Early Reimbursement Period (March 31, 2014), shall be payable as a renewal fee on the first business day after the effective date.

Section 4. Continuing Effect of the EAF Agreement. Except as expressly amended hereby, the provisions of the EAF Agreement are and shall remain in full force and effect.

Section 5. Counterparts. This Sixth Amendment to EAF Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned parties has caused this Sixth Amendment to EAF Agreement to be duly executed in its name by one of its duly authorized officers, all as of the date first above written.

FANNIE MAE		GREEN TREE SERVICING LLC

By:	/s/ Kevin H. John	By:	/s/ Cheryl Collins
Name:	Kevin H. John	Name:	Cheryl Collins
Title:	VICE PRESIDENT	Title:	SVP Treasurer
Date:	December 23, 2013	Date:	December 20, 2013